UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, the Board of Directors (the “Board”) of Eagle Rock Energy G&P, LLC (the “Company”), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), approved, on the recommendation of the Compensation Committee of the Board (the “Committee”), a grant of restricted common units (the “Restricted Units”) pursuant to the Partnership's Amended and Restated Long Term Incentive Plan (the “Plan”) to named executive officers of the Company as indicated in the following table:

Award Recipient	Number of Restricted Units
Joseph A. Mills	200,000
Charles C. Boettcher	83,400
Joseph E. Schimelpfening	63,750
Steven G. Hendrickson	60,700
Robert M. Haines	8,000

Mr. Haines also received a grant on May 30, 2014 as previously disclosed on the Partnership’s Current Report on Form 8-K filed on May 16, 2014. Together with such grant, the grants of the Restricted Units are intended to retain and motivate the named executive officers and were made as only the first part of the Company’s annual executive equity-compensation program for 2014. With the exception of the grants to Mr. Haines, the grant date value of the Restricted Units is significantly less than (and in some cases less than half) the grant date value of the grants made to the named executive officers in 2013. As discussed in the Partnership’s proxy statement filed with the Securities & Exchange Commission on April 30, 2014 for the Partnership’s 2014 annual meeting on June 24, 2014, the Company also intends to make performance-based long-term incentive unit awards as part of its 2014 executive equity-compensation program.

The grants of the Restricted Units to the named executive officers were made pursuant to a Restricted Unit Agreement (the “Agreement”) dated May 30, 2014.   The form of the Agreement is as approved by the Board and filed as Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed on September 30, 2010, which is incorporated by reference herein, except that the Agreement provides that if an award recipient's service is terminated, whether or not in connection with a change of control as already provided in the filed form of the Agreement, either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the filed form of the Agreement, except that the consummation of the closing of that certain Contribution Agreement by and among the Partnership, Regency Energy Partners LP and Regal Midstream LLC, dated as of December 23, 2013, will not constitute a “good reason”), then, provided the recipient executes a release in favor of the Company and its affiliates, the Restricted Units will vest in full 60 days following such date of termination.

In addition to the foregoing, under the terms of the filed form of the Agreement:

•	award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, including the right to receive distributions, if and when declared;

•	the Restricted Units are subject to restrictions on transferability and a substantial risk of forfeiture;

•
the Restricted Units vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of May 15, 2015, May 15, 2016 and May 15, 2017, so long as the award recipient remains continuously employed by the Company and its affiliates, subject to acceleration in the circumstances noted above (with respect to terminations without cause or resignations for good reason) and below (with respect to terminations due to death or disability); and

•
if an award recipient's service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units due to death or “disability” (as such term is defined in the Agreement), then all unvested Restricted Units will immediately vest in full as of the date of such termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: June 2, 2014	By:	/s/ Charles C. Boettcher
Name: Charles C. Boettcher
Title: Senior Vice President and General Counsel